EXHIBIT (i)(2)

CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 83 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File No. 2-27962) of my opinion dated October 13, 2006, which was filed as Exhibit (i) to Post-Effective Amendment No. 82.

/s/ Deidre E. Walsh Deidre E. Walsh, Esq.

December 27, 2006 Boston, Massachusetts